Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces Second Quarter 2021 Financial Results

•	Consolidated Net Revenue of $21.7 Million up 117% vs. Second Quarter of 2020
•	Consolidated Net Product Revenue of $10.7 Million up 7% vs. Second Quarter of 2020
•	Net Income of $7.6 Million vs. Net Loss of $2.5 Million in Second Quarter of 2020
•	End User Demand up 16% on a Same Country Basis vs. Second Quarter of 2020

ATLANTA, August 13, 2021 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals for the treatment of retinal diseases, today announced financial results for the second quarter of 2021. Alimera will host a conference call today at 9:00 a.m.  EDT to discuss these results.

“Although the ongoing COVID-19 pandemic continues to impact the delivery of healthcare around the world and has adversely affected our overall results, we are pleased to see a return to net growth in end user demand of 16%  in second quarter 2021 in the U.S. and the seven European markets where we were selling in the second quarter of 2020,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “During the quarter we also announced our transaction  with Ocumension Therapeutics,  which generated significant license revenue and equity capital. The Ocumension transaction also advances our goal of expanding ILUVIEN availability in the Greater China territory and other Western Pacific countries and strengthens our balance sheet for future investments behind ILUVIEN. Additionally, we added Dr. David Dyer to our management team as our new Chief Retina Specialist, to increase key opinion leader engagement and advocacy development.”

Second Quarter 2021 Financial Results

Net Revenue

Consolidated net revenue increased 117%  to approximately $21.7 million, compared to $10.0 million for Q2 2020. Consolidated net revenue was composed of $10.7 million of consolidated net product revenue and $11.0 million in license revenue from the Ocumension transaction.

U.S. net product revenue increased 71% to approximately $5.8 million for Q2 2021 compared to $3.4 million for Q2 2020. The increase was primarily due to increased patient access to physicians. End user demand, which represents units purchased by physicians and pharmacies from our distributors, increased 17% to 731 units during Q2 2021 compared to 625 units during Q2 2020. We had no licensing revenue in the U.S. in the second quarter of 2021 or of 2020.

The difference between the growth in GAAP revenue and the growth in end user demand is due to the timing of U.S. distributor purchases in Q2 2021 versus Q2 2020. During Q2 2021, our distributors purchased approximately the same number of units they sold to end users, while in Q2 2020 our U.S. distributors purchased 36% fewer units than they sold in order to reduce inventory during the pandemic.

International net revenue increased 141% to approximately $15.9 million for Q2 2021, compared to approximately $6.6 million for Q2 2020. International net revenue was composed of $4.9 million of net product revenue and $11.0 million in license revenue generated from the Ocumension transaction.

International product revenue was down 26%  to approximately $4.9 million compared to $6.6 million for Q2 2020. The decrease in product revenue was driven by (a) a lack of orders from our distributor partners, which continued to sell off inventory acquired in 2020 and (b)  a significant decrease in end user demand in Germany  in Q2 2021 compared to Q2 2020 due to restricted access to healthcare facilities as a result of a substantial rise in the number of reported COVID cases over the quarter in comparison to the prior year. The decrease in product revenue was partially offset by the acceleration of $1.0 million in deferred product revenue associated with the termination of our Canadian distribution agreement with Knight Therapeutics. Across our seven European markets where we were selling in Q2 2020 – the United Kingdom, Germany, Portugal, France, Italy, Spain and Ireland – net end user demand grew from 824 units in the second quarter of 2020 to 955 units in the second quarter of 2021, a net increase of 16% despite the challenges in Germany. Markets where ILUVIEN has been recently made available are not included in the end user calculation for comparison purposes.

International license revenue was approximately $11.0 million in Q2 2021 compared to no revenue in Q2 2020. The license revenue in Q2 2021 was generated from a  non-refundable upfront payment of $10.0 million from Ocumension (Hong Kong) Limited under an exclusive license agreement combined with the value of a  warrant subscription agreement received as consideration in the Ocumension transaction for Alimera to purchase 1,000,000 shares of Ocumension Therapeutics during a period of four years. Alimera recognized $11.0 million in license revenue from the Ocumension transaction in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, with the remaining approximate $300,000 in consideration classified as deferred revenue that will be recognized over the remaining term of the license agreement once Ocumension begins to sell products. For more information regarding the Ocumension transaction, see our Current Report on Form 8-K filed with the SEC on April 14, 2021.

Operating Expenses

Total operating expenses were approximately $12.9 million for Q2 2021, compared to approximately $9.9 million for Q2 2020. In Q2 2020 the Company aggressively managed its expenses during the emergence of the pandemic.  In Q2 2021, the Company returned to a more normalized spending pattern as access to physician practices and hospitals began to improve.

Net Income (Loss) and Adjusted EBITDA

Net income for Q2 2021 was $7.6 million, compared to a net loss of approximately $(2.5) million for Q2 2020. “Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $7.9 million for Q2 2021, compared to Adjusted EBITDA of approximately $(0.3) million for Q2 2020. Adjusted EBITDA for Q2 2021 includes the impact of $11.0 million in license revenue from the Ocumension transaction and the acceleration of $1.0 million in deferred product revenue associated with the termination of our Canadian distribution agreement with Knight Therapeutics.

Net Income (Loss) per Share

Basic and diluted net income per share for Q2 2021 was approximately $1.03 compared to basic and diluted net loss per share of $(0.51) for Q2 2020.

Cash and Cash Equivalents

On June 30, 2021, Alimera had cash and cash equivalents of approximately $24.8 million dollars, compared to $8.3 million in cash and cash equivalents on March 31, 2021. This compares to $11.2 million of cash and cash equivalents on hand at December 31, 2021.

Definition of Non-GAAP Financial Measure

For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt,  severance expenses and change in fair value of warrant asset.  Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Income or Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held Today

A live conference call will be hosted today August 13, 2021, at 9:00 a.m. EDT by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments.  Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Friday,  August 13, 2021, 9;00 a.m. EDT
Conference dial-in: 844-839-2190

International dial-in: 412-317-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Second Quarter 2021 Financial Results Conference Call
Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to:  https://dpregister.com/sreg/10158209/ea8977315c

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website.

Live Webcast URL: https://services.choruscall.com/mediaframe/webcast.html?webcastid=cMCGw90M

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 10158029

End Date: August 27, 2021

Webcast Replay End Date: November 12, 2021

About Alimera Sciences, Inc.

Alimera Sciences is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations.  For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance.  Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and six months ended June 30,  2021 and 2020 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Income or Loss to non-GAAP Adjusted EBITDA.” GAAP net income or loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.  Consistent with our prior practice when we had a warrant asset with a value that was subject to quarterly revision and with how we use Adjusted EBITDA in the management of our business, we have added change in fair value of warrant asset as an adjustment in the calculation of Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-

GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

Forward Looking Statements

This press release contains, and the conference call in which executives of Alimera will discuss this press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995,  regarding, among other things, the Company’s belief that the strengthened balance sheet will lead to future investments behind ILUVIEN and that the Company will be able to increase key opinion leader engagement and advocacy development through the hiring of Dr. David Dyer. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements.

Meaningful factors that could cause actual results to differ include, but are not limited to, uncertainties associated with (a) the continued effects of COVID-19 on the ability or willingness of patients to visit their retina specialists for ILUVIEN injections; (b) current and future governmental orders and policies adopted by healthcare  facilities to address the COVID-19 pandemic, and the duration of these limitations; (c) the recent resurgence of the pandemic in parts of both Europe and the U.S.; (d) the emergence of COVID-19 variants that increase the transmissibility of the coronavirus and are more deadly; (e) the success or failure of the vaccine campaigns in Alimera’s markets; (f)  the timing of when the pandemic will subside enough to permit Alimera’s operations to return to its prior growth trajectory, particularly in the U.S. and Germany, and whether Alimera will be able to achieve that goal when given that opportunity; as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the second quarter of 2021, to be filed with the SEC soon.

Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law. Therefore, you should not rely on these forward-looking statements as representing Alimera’s views as of any date after today.

For investor inquiries:                                                 For media inquiries:

Scott Gordon                                                                  Jules Abraham

for Alimera Sciences                                                      for Alimera Sciences
scottg@coreir.com                                                         julesa@coreir.com

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ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2021	2020
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$24,780	$11,208
Restricted cash	35	34
Accounts receivable, net	15,086	17,200
Prepaid expenses and other current assets	3,029	3,718
Inventory	2,307	2,746
Total current assets	45,237	34,906
NON-CURRENT ASSETS:
Property and equipment, net	1,516	1,638
Right of use assets, net	683	720
Intangible asset, net	11,875	12,838
Deferred tax asset	729	753
Warrant asset	2,062	—
TOTAL ASSETS	$62,102	$50,855
CURRENT LIABILITIES:
Accounts payable	$7,083	$7,461
Accrued expenses	2,924	3,197
Paycheck Protection Program (PPP) loan	—	1,481
Finance lease obligations	301	209
Total current liabilities	10,308	12,348
NON-CURRENT LIABILITIES:
Notes payable, net of discount	42,595	42,408
Other non-current liabilities	3,308	4,077
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Common stock	69	57
Additional paid-in capital	376,334	365,830
Common stock warrants	370	370
Accumulated deficit	(388,992)	(392,909)
Accumulated other comprehensive loss	(1,117)	(553)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	5,891	(7,978)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$62,102	$50,855

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

			Six Months Ended
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands, except share and per share data)
REVENUES:
PRODUCT REVENUE, NET	$10,655	$10,038	$21,869	$24,573
LICENSE REVENUE	11,048	—	11,048	—
NET REVENUE	21,703	10,038	32,917	24,573
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,813)	(1,485)	(3,375)	(3,412)
GROSS PROFIT	19,890	8,553	29,542	21,161
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,567	1,810	6,780	4,693
GENERAL AND ADMINISTRATIVE EXPENSES	3,356	2,791	6,769	5,773
SALES AND MARKETING EXPENSES	5,331	4,566	10,149	10,437
DEPRECIATION AND AMORTIZATION	633	685	1,271	1,339
OPERATING EXPENSES	12,887	9,852	24,969	22,242
INCOME (LOSS) FROM OPERATIONS	7,003	(1,299)	4,573	(1,081)
INTEREST EXPENSE AND OTHER	(1,347)	(1,351)	(2,690)	(2,643)
UNREALIZED FOREIGN CURRENCY GAIN, NET	56	109	181	28
GAIN ON EXTINGUISHMENT OF DEBT	1,792	—	1,792	—
CHANGE IN FAIR VALUE OF WARRANT ASSET	701	—	701	—
NET INCOME (LOSS) BEFORE TAXES	8,205	(2,541)	4,557	(3,696)
PROVISION FOR TAXES	(640)	(5)	(640)	(48)
NET INCOME (LOSS)	$7,565	$(2,546)	$3,917	$(3,744)
NET INCOME (LOSS) PER SHARE — Basic	$1.03	$(0.51)	$0.57	$(0.75)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic	7,351,919	5,030,833	6,857,172	5,005,777
NET INCOME (LOSS) PER SHARE — Diluted	$1.03	$(0.51)	$0.57	$(0.75)
WEIGHTED AVERAGE SHARES OUTSTANDING — Diluted	7,363,150	5,030,833	6,857,172	5,005,777

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

GAAP NET INCOME OR LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)
GAAP NET INCOME (LOSS)	$7,565	$(2,546)	$3,917	$(3,744)
Adjustments to net income (loss):
Interest expense and other	1,347	1,351	2,690	2,643
Provision for taxes	640	5	640	48
Depreciation and amortization	633	685	1,271	1,339
Stock-based compensation expenses	252	317	514	757
Unrealized foreign currency exchange (gains) losses	(56)	(109)	(181)	(28)
Gain on extinguishment of debt	(1,792)	—	(1,792)	—
Change in fair value of warrant asset	(701)	—	(701)	—
Severance expenses	—	—	195	—
NON-GAAP ADJUSTED EBITDA	$7,888	$(297)	$6,553	$1,015